Bread Financial reports third quarter 2025 results

COLUMBUS, Ohio, October 23, 2025 – Bread Financial Holdings, Inc. (NYSE: BFH), a tech-forward financial services company that provides simple, personalized payment, lending, and saving solutions, today announced financial results for the third quarter ended September 30, 2025.

($ in millions, except per share amounts)	Third quarter 2025		Year-to-date 2025	
	Total company	Continuing operations	Total company	Continuing operations
Net income	$188	$188	$464	$468
Adjusted net income(1)	$191	$191	$479	$483
Earnings per diluted share	$3.96	$3.96	$9.65	$9.74
Adjusted earnings per diluted share(1)	$4.02	$4.02	$9.96	$10.05

$17.6B
3Q25 Average loans

$971MM
3Q25 Revenue

14.0%
Common equity tier 1 capital ratio

$56.36
Tangible book value per common share(1)

- Relative to the third quarter of 2024:
  - Income from continuing operations increased $185 million reflecting the prior year impact of $91 million from repurchased debt; the current year impacts from a lower provision for credit losses; and a $38 million favorable discrete tax item.
  - Average loans decreased 1% due to an increased payment rate and elevated gross losses, as compared with historic trends.
  - Common equity tier 1 (CET1) capital ratio increased 70 basis points to 14.0% and increased 100 basis points sequentially.
  - Tangible book value per common share(1) increased $8.88, or 19%, to $56.36.
- Return on average tangible common equity(1) was 28.6%.
- Third quarter delinquency rate was 6.0% and net loss rate was 7.4%.
- In August, we announced a board-approved share repurchase authorization of $200 million and repurchased 0.6 million shares during the quarter. In October, we repurchased an additional 0.4 million shares for a total of 1.0 million shares or $60 million.
- Today, we announced a board-approved $200 million increase to our share repurchase authorization.
- Declared a quarterly cash dividend of $0.23 per common share, a 10% increase from the prior quarter.
- Received credit ratings upgrade and continued positive outlook from Moody's in October.

(1) Represents a Non-GAAP financial measure. See "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures".

CEO COMMENTARY

"Our commitment to increasing shareholder value was evident in the third quarter as we delivered $188 million of net income, grew our tangible book value per common share by 19%, and signed several new brand partners. With our CET1 ratio at the top end of our targeted range of 13% to 14%, we initiated our $200 million board-authorized share repurchase program, and have repurchased a cumulative $60 million of shares through September and into October. Today, we announced a $200 million increase to our share repurchase authorization. These actions, along with our strong capital and cash flow generation, underscore our ability to execute all of our capital and growth priorities, enhancing our opportunities to deliver additional value to our shareholders. Additionally, in October we received a credit ratings upgrade and positive outlook from Moody's recognizing the progress we have made in strengthening our financial resilience and enterprise risk management framework.

"Consumer financial health remained resilient in the third quarter and credit sales increased 5% year-over-year driven by strong back-to-school shopping early in the quarter with notable improvement in apparel and beauty. Purchase frequency increased and spending trends improved across all consumer segments. We are closely monitoring changes in monetary and fiscal policies, including tariff and trade policies, and the potential downstream impacts on consumer spending and employment. Overall, our positive year-over-year credit sales trends, gradual improvement in our credit metrics, along with our continued disciplined expense management give us confidence in our outlook as we enter the final quarter of the year.

"During the quarter, we signed new brand partners in our home vertical including, Bed, Bath & Beyond, Inc., Furniture First, and Raymour & Flanigan. These new partnerships enable Bread Financial to deepen our presence in the home industry and provide expanded opportunity for strategic growth going forward. We will continue to leverage our full product suite and omni-channel experience to extend category leadership in existing verticals while also expanding into new verticals.

"We will continue to successfully execute our strategic objectives and operational excellence efforts, and we are well-positioned to deliver strong returns while creating sustainable, long-term value for our shareholders."

- Ralph Andretta, president and chief executive officer

Bread Financial | October 23, 2025 1

Bread Financial | October 23, 2025 2 "Our third quarter results underscore the financial resilience and strong return profile of our business model, with tangible book value per common share increasing to over $56, up nearly $9, or 19%, from a year ago. Adjusted income from continuing operations, a non-GAAP financial measure, improved $97 million versus a year ago, driven primarily by a lower provision for credit losses as delinquencies and credit losses continued to gradually improve. Adjusted total non-interest expenses, a non-GAAP financial measure, decreased $5 million, or 1% year-over year as a result of our ongoing efforts to implement operational excellence. "Net interest margin improved sequentially, following seasonal loan yield trends, and remained flat year-over-year at 18.8%. Our net interest margin continues to be pressured by lower billed late fees from lower delinquencies and an elevated cash position, partially offset by the gradual build of implemented pricing changes. Given continued improvement in payment and delinquency rate trends, we anticipate lower billed late fees for the remainder of the year, modestly pressuring our full year revenue and net interest margin. "We continued to strengthen and optimize our balance sheet in the third quarter by completing a $31 million tender offer for our senior and subordinated notes, reducing higher cost parent-level debt with cash on hand. Additionally, in October, we were pleased to have earned a positive outlook and ratings upgrade from Moody's to Ba2. Our CET1 ratio improved to 14.0% from 13.0% in the second quarter of 2025 driven by strong net earnings generation. Direct-to- consumer deposits increased 9% year-over-year to $8.2 billion at quarter-end; our average direct-to-consumer deposits now represent 47% of total funding, up from 41% a year ago. Further, we repurchased $40 million in shares in September and an additional $20 million in shares in October, as part of the $200 million share repurchase authorization announced at the end of August. Considering today's $200 million authorization increase, with the repurchases made in September and October, we currently have $340 million of total remaining share repurchase authorization. "Our ongoing disciplined credit risk management and product diversification continues to benefit our credit metrics. However, macroeconomic uncertainty persists with inflation above the Fed's target rate, trade and government policies evolving, and low consumer sentiment continuing. We remain vigilant with our credit strategies and anticipate a continued gradual improvement. "The third quarter reserve rate of 11.7% at quarter-end, down 20 basis points from the second quarter, reflects our improving credit metrics and higher-quality new account acquisitions. Moreover, we maintained prudent weightings on the economic scenarios in our credit reserve modeling given the wide range of potential macroeconomic outcomes. "We remain confident in our ability to achieve our 2025 financial targets and to deliver strong long-term returns." - Perry Beberman, executive vice president and chief financial officer 2025 full year outlook • "Our 2025 outlook reflects continued consumer resiliency, inflation remaining above the Fed target rate, and a slowing, yet stable labor market. Our outlook also anticipates interest rate decreases by the Federal Reserve, which will modestly pressure total net interest income. • Average loan growth: "We expect 2025 average credit card and other loans to be flat to slightly down versus full year 2024. • Total revenue: "We anticipate total revenue, excluding any gain on portfolio sale, to be relatively flat versus full year 2024. • Total expenses: "As a result of efficiencies gained from ongoing operational excellence initiatives, along with disciplined expense management and prudent investments, we expect to generate positive operating leverage in 2025, excluding any gain on portfolio sale and the pretax impacts from our repurchased debt, including convertible, senior, and subordinated notes. • Net loss rate: "We anticipate a 2025 net loss rate in the range of 7.8% to 7.9%. • Effective tax rate: "We now expect our full year effective tax rate to be in the range of 19% to 20% due to larger discrete items in 2025, with quarter-over-quarter variability due to the timing of certain discrete items." CFO COMMENTARY

Bread Financial | October 23, 2025 3 PPNR adjusted for unique items* $501MM $498MM 3Q24 3Q25 Continuing operations(2) Third quarter Year-to-date ($ in millions, except per share amounts) 2025 2024 % change 2025 2024 % change Total net interest and non-interest income (“Revenue”) $ 971 $ 983 (1) $ 2,870 $ 2,913 (1) Net principal losses 327 347 (6) 1,040 1,122 (7) Reserve (release) build (28) 22 (232) (171) (142) 21 Provision for credit losses 299 369 (19) 869 980 (11) Total non-interest expenses 476 574 (17) 1,433 1,525 (6) Income from continuing operations before income taxes 196 40 395 568 408 39 Income from continuing operations $ 188 $ 3 nm $ 468 $ 272 72 Weighted average shares outstanding – diluted 47.5 51.0 48.1 50.3 Income from continuing operations per diluted share $ 3.96 $ 0.06 nm $ 9.74 $ 5.40 80 Adjusted income from continuing operations(1) $ 191 $ 94 104 $ 483 $ 370 31 Adjusted income from continuing operations per diluted share(1) $ 4.02 $ 1.84 119 $ 10.05 $ 7.35 37 Pretax pre-provision earnings (PPNR)(1) $ 495 $ 409 21 $ 1,437 $ 1,388 3 Adjusted PPNR(1) $ 498 $ 501 — $ 1,453 $ 1,484 (2) Revenue $983MM $971MM 3Q24 3Q25 -1% Key operating and financial metrics Credit metrics (1) Represents a Non-GAAP financial measure. See “Non-GAAP Financial Measures” and "Reconciliation of GAAP to Non-GAAP Financial Measures". (2) Excludes amounts associated with our former LoyaltyOne segment and our former Epsilon segment which previously have been disclosed as discontinued operations and classified accordingly. Diluted EPS Credit sales $6.5B $6.8B 3Q24 3Q25 +5% Net loss rate 7.8% 7.4% 3Q24 3Q25 Delinquency rate 6.4% 6.0% 3Q24 3Q25 Total company $0.05 $3.96 3Q24 3Q25 Continuing ops. $0.06 $1.84 $3.96 $4.02 3Q24 Adj. 3Q24 3Q25 Adj. 3Q25 -40 bps (2) Adjusted pretax pre-provision earnings (excl. any gain on portfolio sale and impacts from repurchased debt)(1) -40 bps (1)(1)

Third quarter 2025 compared with third quarter 2024 – continuing operations

- Credit sales were $6.8 billion for the third quarter of 2025, an increase of $0.3 billion, or 5%, driven by new partner growth and increased general-purpose spending.
- Average and end-of-period credit card and other loans were $17.6 billion, down 1%, and $17.7 billion, down 2%, respectively, due to an increasing payment rate and the ongoing effect of elevated gross losses.
- Revenue decreased $12 million, or 1%, primarily due to lower billed late fees resulting from lower delinquencies, higher retailer share arrangements, and a $4 million gain on portfolio sale in the prior year, partially offset by lower interest expense and the implementation of pricing changes and paper statement fees.
- Total non-interest expenses decreased $98 million, or 17%, driven by the prior year impact from repurchased debt. Excluding the impacts from our repurchased debt, adjusted total non-interest expenses, which is a non-GAAP financial measure, decreased $5 million, or 1%, driven by our continued operational excellence initiatives.
- Income from continuing operations increased $185 million, reflecting the prior year impact of $91 million from our repurchased debt, and the current year impacts from a lower provision for credit losses, and a $38 million favorable discrete tax item. Excluding the impacts from our repurchased debt, adjusted income from continuing operations, which is a non-GAAP financial measure, increased $97 million, or 104%.
- Adjusted PPNR, a Non-GAAP financial measure which excludes any gain on portfolio sale and impacts from repurchased debt, decreased $3 million, nearly flat compared to the prior year.
- The delinquency rate of 6.0% decreased from 6.4% in the third quarter of 2024.
- The net loss rate of 7.4% decreased from 7.8% in the third quarter of 2024.
- CET1 ratio of 14.0% increased from 13.3% in the third quarter of 2024, driven by strong net earnings, partially offset by 146 basis points for share repurchases and common dividends, 30 basis points related to repurchased debt, and 73 basis points for the last CECL phase-in in the first quarter of 2025.

Impacts from repurchased debt

($ in millions, except per share amounts)	Total non-interest expenses		Income from cont. ops.		Diluted EPS from cont. ops.	
	3Q24	3Q25	3Q24	3Q25	3Q24	3Q25
GAAP-basis	$ 574	$ 476	$ 3	$ 188	$ 0.06	$ 3.96
Impacts from repurchased debt	96	3	91	3	1.78	0.06
Adjusted GAAP-basis[(1)]	**$ 478**	**$ 473**	**$ 94**	**$ 191**	**$ 1.84**	**$ 4.02**

(1) Represents a Non-GAAP financial measure. See "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures".

Contacts

Investor Relations: Brian Vereb (brian.vereb@breadfinancial.com)

Susan Haugen (susan.haugen@breadfinancial.com)

Media Relations: Rachel Stultz (rachel.stultz@breadfinancial.com)

Bread Financial | October 23, 2025 4

Bread Financial | October 23, 2025 5 Forward-looking statements This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding, and the guidance we give with respect to, our anticipated operating or financial results, future financial performance and outlook, future dividend declarations, and future economic conditions. We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that are difficult to predict and, in many cases, beyond our control. Accordingly, our actual results could differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. Factors that could cause the outcomes to differ materially include, but are not limited to, the following: macroeconomic conditions, including market conditions, inflation, interest rates, labor market conditions, recessionary pressures or concerns over a prolonged economic slowdown, and the related impact on consumer spending behavior, payments, debt levels, savings rates and other behaviors; global political and public health events and conditions, including significant shifts in trade policy, such as changes to, or the imposition of, tariffs and/or trade barriers and any economic impacts, volatility, uncertainty and geopolitical instability resulting therefrom, as well as ongoing wars and military conflicts and natural disasters; future credit performance, including the level of future delinquency and write-off rates; loss of, or reduction in demand for services from, significant brand partners or customers in the highly competitive markets in which we operate, including competition from new and non-traditional competitors, such as financial technology companies, and with respect to new products, services and technologies, such as the emergence or increase in popularity of agentic commerce, digital payment platforms and currencies and other alternative payment and deposit solutions; the concentration of our business in U.S. consumer credit; inaccuracies in the models and estimates on which we rely, including the amount of our Allowance for credit losses and our credit risk management models; the inability to realize the intended benefits of acquisitions, dispositions and other strategic initiatives; our level of indebtedness and ability to access financial or capital markets; pending and future federal and state legislation, regulation, supervisory guidance, and regulatory and legal actions, including, but not limited to, those related to financial regulatory reform and consumer financial services practices, as well as any such actions with respect to late fees, interchange fees or other charges; impacts arising from or relating to the transition of our credit card processing services to third party service providers that we completed in 2022; failures or breaches in our operational or security systems, including as a result of cyberattacks, unanticipated impacts from technology modernization projects or otherwise; and any tax or other liability or adverse impacts arising out of or related to the spinoff of our former LoyaltyOne segment or the bankruptcy filings of Loyalty Ventures Inc. (LVI) and certain of its subsidiaries and subsequent litigation or other disputes. The foregoing factors, along with other risks and uncertainties that could cause actual results to differ materially from those expressed or implied in forward-looking statements, are described in greater detail under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

Bread Financial | October 23, 2025 6 Non-GAAP financial measures We prepare our Consolidated Financial Statements in accordance with accounting principles generally accepted in the United States of America (GAAP). However, certain information included herein constitutes Non-GAAP Financial Measures. Our calculations of Non-GAAP Financial Measures may differ from the calculations of similarly titled measures by other companies. In particular: • We have previously repurchased and may, from time to time, in the future continue to repurchase debt, including our outstanding senior unsecured notes, subordinated notes or convertible notes. In such transactions, we may pay a premium to induce these repurchases, or in certain cases repurchase at a discount, which, from a GAAP perspective, would result in an impact to Total non-interest expenses, with a corresponding impact also reflected in Net income and consequently our Earnings per diluted share. For our prior debt repurchases, we show adjustments to these three financial statement line items, for total Company as well as for continuing operations, to exclude the impacts from our repurchased debt transactions. We use Adjusted total non-interest expenses, Adjusted net income, and Adjusted earnings per diluted share to evaluate the ongoing operations of the Company excluding the volatility that can occur from the impacts of our repurchased debt transactions. • Pretax pre-provision earnings (PPNR) represents Income from continuing operations before income taxes and the Provision for credit losses. PPNR excluding any gain on portfolio sale and impacts from repurchased debt then excludes from PPNR the gain on any portfolio sale in the period, as well as the loss or gain on any repurchased debt in the period. We use PPNR and PPNR excluding any gain on portfolio sale and impacts from repurchased debt as metrics to evaluate our results of operations before income taxes, excluding the movements that can occur within Provision for credit losses and the one-time nature of a gain on the sale of a portfolio and/or the impacts from repurchased debt. • Return on average tangible common equity (ROTCE) represents annualized Income from continuing operations divided by average Tangible common equity. Tangible common equity (TCE) represents Total stockholders' equity reduced by Goodwill and intangible assets, net. We use ROTCE as a metric to evaluate the Company's performance. • Tangible book value per common share represents TCE divided by shares outstanding. We use Tangible book value per common share, a metric used across the industry, to estimate liquidation value. We believe the use of these Non-GAAP financial measures provide additional clarity in understanding our results of operations and trends. For a reconciliation of these Non-GAAP financial measures to the most directly comparable GAAP measures, please see the “Reconciliation of GAAP to Non-GAAP Financial Measures”.

Bread Financial | October 23, 2025 7 Conference call/webcast information Bread Financial will host a conference call on Thursday, October 23, 2025, at 8:30 a.m. (Eastern Time) to discuss the company’s third quarter results. The conference call will be available via the internet at investor.breadfinancial.com. There will be several slides accompanying the webcast. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary software. The recorded webcast will also be available on the company’s website. About Bread Financial® Bread Financial® (NYSE: BFH) is a tech-forward financial services company that provides simple, personalized payment, lending and saving solutions to millions of U.S. consumers. Our payment solutions, including Bread Financial general purpose credit cards and savings products, empower our customers and their passions for a better life. Additionally, we deliver growth for some of the most recognized brands in travel & entertainment, health & beauty, jewelry and specialty apparel through our private label and co-brand credit cards and pay-over-time products providing choice and value to our shared customers.      To learn more about Bread Financial, our global associates and our sustainability commitments, visit breadfinancial.com or follow us on Instagram and LinkedIn.

BREAD FINANCIAL HOLDINGS, INC.
UNAUDITED SUMMARY FINANCIAL HIGHLIGHTS
(In millions, except per share amounts and percentages)

	As of or for the three months ended September 30,			As of or for the nine months ended September 30,		
	2025	2024	% change	2025	2024	% change
Credit sales	$ 6,787	$ 6,464	5	$ 19,707	$ 19,064	3
Average credit card and other loans	$ 17,596	$ 17,766	(1)	$ 17,813	$ 18,060	(1)
End-of-period credit card and other loans	$ 17,655	$ 17,933	(2)	$ 17,655	$ 17,933	(2)
End-of-period direct-to-consumer deposits	$ 8,188	$ 7,483	9	$ 8,188	$ 7,483	9
Return on average assets[(1)]	3.4 %	0.1 %	3.3	2.8 %	1.6 %	1.2
Return on average equity[(2)]	22.4 %	0.4 %	22.0	19.2 %	11.3 %	7.9
Return on average tangible common equity[(3)]	28.6 %	0.5 %	28.1	24.8 %	14.8 %	10.0
Net interest margin[(4)]	18.8 %	18.8 %	—	18.2 %	18.5 %	(0.3)
Loan yield[(5)]	27.0 %	27.4 %	(0.4)	26.5 %	27.0 %	(0.5)
Efficiency ratio[(6)]	49.0 %	58.4 %	(9.4)	49.9 %	52.3 %	(2.4)
Adjusted efficiency ratio[(6)]	48.7 %	48.9 %	(0.2)	49.3 %	48.9 %	0.4
Common equity tier 1 capital ratio[(7)]	14.0 %	13.3 %	0.7	14.0 %	13.3 %	0.7
Tangible book value per common share[(8)]	$ 56.36	$ 47.48	19	$ 56.36	$ 47.48	19
Payment rate[(9)]	14.9 %	14.4 %	0.5	14.9 %	14.5 %	0.4
Delinquency rate	6.0 %	6.4 %	(0.4)	6.0 %	6.4 %	(0.4)
Net loss rate	7.4 %	7.8 %	(0.4)	7.8 %	8.3 %	(0.5)
Reserve rate	11.7 %	12.2 %	(0.5)	11.7 %	12.2 %	(0.5)

(1) Return on average assets represents annualized Income from continuing operations divided by average Total assets.
(2) Return on average equity represents annualized Income from continuing operations divided by average Total stockholders' equity.
(3) Return on average tangible common equity (ROTCE) represents annualized Income from continuing operations divided by average Tangible common equity. Tangible common equity (TCE) represents Total stockholders' equity reduced by Goodwill and intangible assets, net. ROTCE is a Non-GAAP financial measure.
(4) Net interest margin represents annualized Net interest income divided by average Total interest-earning assets.
(5) Loan yield represents annualized Interest and fees on loans divided by Average credit card and other loans.
(6) Efficiency ratio represents Total non-interest expenses divided by Total net interest and non-interest income. Adjusted efficiency ratio excludes any gain on portfolio sale and impacts from repurchased debt.
(7) Common equity tier 1 capital ratio represents tier 1 capital divided by total risk-weighted assets. In the calculation of tier 1 capital, we follow the Basel III Standardized Approach and therefore Total stockholders' equity has been reduced, primarily by Goodwill and intangible assets, net.
(8) Tangible book value per common share represents TCE divided by shares outstanding and is a Non-GAAP financial measure.
(9) Payment rate represents consumer payments during the period, divided by the aggregate of the opening monthly Credit card and other loans balances during the period, including held for sale in applicable periods.

Bread Financial | October 23, 2025 8

BREAD FINANCIAL HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,	
	2025	2024	2025	2024
Interest income				
Interest and fees on loans	$ 1,198	$ 1,224	$ 3,531	$ 3,645
Interest on cash and investment securities	44	53	135	161
Total interest income	1,242	1,277	3,666	3,806
Interest expense				
Interest on deposits	139	153	417	461
Interest on borrowings	71	87	238	268
Total interest expense	210	240	655	729
Net interest income	**1,032**	**1,037**	**3,011**	**3,077**
Non-interest income				
Interchange revenue, net of retailer share arrangements	(111)	(95)	(289)	(272)
Gain on portfolio sale	—	4	3	9
Other	50	37	145	99
Total non-interest income	(61)	(54)	(141)	(164)
Total net interest and non-interest income	**971**	**983**	**2,870**	**2,913**
Provision for credit losses	**299**	**369**	**869**	**980**
Total net interest and non-interest income, after provision for credit losses	672	614	2,001	1,933
Non-interest expenses				
Employee compensation and benefits	222	228	648	655
Card and processing expenses	81	77	244	241
Information processing and communication	72	73	230	220
Marketing expenses	38	38	106	99
Depreciation and amortization	20	22	61	68
Other	43	136	144	242
Total non-interest expenses	**476**	**574**	**1,433**	**1,525**
Income from continuing operations before income taxes	196	40	568	408
Provision for income taxes	8	37	100	136
Income from continuing operations	188	3	468	272
Loss from discontinued operations, net of income taxes	—	(1)	(4)	(2)
Net income	**$ 188**	**$ 2**	**$ 464**	**$ 270**
Basic income per share				
Income from continuing operations	$ 4.04	$ 0.06	$ 9.88	$ 5.48
Loss from discontinued operations	$ —	$ (0.01)	$ (0.09)	$ (0.04)
Net income per share	**$ 4.04**	**$ 0.05**	**$ 9.79**	**$ 5.44**
Diluted income per share				
Income from continuing operations	$ 3.96	$ 0.06	$ 9.74	$ 5.40
Loss from discontinued operations	$ —	$ (0.01)	$ (0.09)	$ (0.03)
Net income per share	**$ 3.96**	**$ 0.05**	**$ 9.65**	**$ 5.37**
Weighted average common shares outstanding				
Basic	46.5	49.7	47.4	49.6
Diluted	47.5	51.0	48.1	50.3
Pretax pre-provision earnings (PPNR)(1)	$ 495	$ 409	$ 1,437	$ 1,388
Less: Gain on portfolio sale	—	(4)	(3)	(9)
Add: Impacts from repurchased debt	3	96	19	105
Adjusted PPNR(1)	**$ 498**	**$ 501**	**$ 1,453**	**$ 1,484**

(1) Represents a Non-GAAP financial measure. See "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures".

Bread Financial | October 23, 2025 9

Bread Financial | October 23, 2025 10 BREAD FINANCIAL HOLDINGS, INC. UNAUDITED CONSOLIDATED BALANCE SHEETS (In millions) September 30, 2025 December 31, 2024 ASSETS Cash and cash equivalents $ 3,764 $ 3,679 Credit card and other loans Total credit card and other loans 17,655 18,896 Allowance for credit losses (2,070) (2,241) Credit card and other loans, net 15,585 16,655 Investments 284 266 Property and equipment, net 122 142 Goodwill and intangible assets, net 723 746 Other assets 1,236 1,403 Total assets $ 21,714 $ 22,891 LIABILITIES AND STOCKHOLDERS' EQUITY Deposits Direct-to-consumer (retail) $ 8,188 $ 7,687 Wholesale and other 5,347 5,395 Total deposits 13,535 13,082 Debt issued by consolidated variable interest entities 2,682 4,558 Long-term and other debt 1,105 999 Other liabilities 1,075 1,201 Total liabilities 18,397 19,840 Total stockholders’ equity 3,317 3,051 Total liabilities and stockholders’ equity $ 21,714 $ 22,891 Shares of common stock outstanding 46.0 49.1

BREAD FINANCIAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except percentages)

	As of or for the three months ended September 30,			As of or for the nine months ended September 30,		
	2025	2024	% change	2025	2024	% change
Adjusted net income						
Income from continuing operations	$ 188	$ 3	nm	$ 468	$ 272	72
Loss from discontinued operations	—	(1)	(83)	(4)	(2)	112
Net income	188	2	nm	464	270	72
Impacts from repurchased debt	3	91	(97)	15	98	(85)
Adjusted net income	$ 191	$ 93	105	$ 479	$ 368	30
Adjusted income from continuing operations	$ 191	$ 94	104	$ 483	$ 370	31
Weighted average shares outstanding – diluted	47.5	51.0		48.1	50.3	
Adjusted income per diluted share						
Net income from continuing operations per diluted share	$ 3.96	$ 0.06	nm	$ 9.74	$ 5.40	80
Net loss from discontinued operations per diluted share	—	(0.01)	(82)	(0.09)	(0.03)	122
Net income per diluted share	$ 3.96	$ 0.05	nm	$ 9.65	$ 5.37	80
Impacts from repurchased debt	0.06	1.78	(97)	0.31	1.95	(84)
Adjusted net income per diluted share	$ 4.02	$ 1.83	120	$ 9.96	$ 7.32	36
Adjusted income from continuing operations per diluted share	$ 4.02	$ 1.84	119	$ 10.05	$ 7.35	37
Adjusted total non-interest expenses						
Total non-interest expenses	$ 476	$ 574	(17)	$ 1,433	$ 1,525	(6)
Impacts from repurchased debt	3	96	(96)	19	105	(82)
Adjusted total non-interest expenses	$ 473	$ 478	(1)	$ 1,414	$ 1,420	—
Pretax pre-provision earnings						
Income from continuing operations before income taxes	$ 196	$ 40	395	$ 568	$ 408	39
Provision for credit losses	299	369	(19)	869	980	(11)
Pretax pre-provision earnings (PPNR)	495	409	21	$ 1,437	$ 1,388	3
Less: Gain on portfolio sale	—	(4)	(100)	(3)	(9)	(68)
Add: Impacts from repurchased debt	3	96	(96)	19	105	(82)
Adjusted PPNR	$ 498	$ 501	—	$ 1,453	$ 1,484	(2)

nm – Not meaningful, denoting a variance of 1,000 percent or more.

Continued on the following page

Bread Financial | October 23, 2025 11

Bread Financial | October 23, 2025 12 BREAD FINANCIAL HOLDINGS, INC. RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (In millions, except percentages) As of or for the three months ended September 30, As of or for the nine months ended September 30, 2025 2024 % change 2025 2024 % change Average Tangible common equity Average Total stockholders’ equity $ 3,335 $ 3,314 1 3,255 3,213 1 Less: average Goodwill and intangible assets, net (728) (748) (3) (736) (753) (2) Average Tangible common equity $ 2,607 $ 2,566 2 $ 2,519 $ 2,460 2 Tangible common equity (TCE) Total stockholders’ equity $ 3,317 $ 3,112 7 3,317 3,112 7 Less: Goodwill and intangible assets, net (723) (754) (4) (723) (754) (4) Tangible common equity (TCE) $ 2,594 $ 2,358 10 $ 2,594 $ 2,358 10